UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2012

Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Bylaws

On July 19, 2012, the Board of Directors of the Company adopted an amendment to the Company’s Bylaws to decrease the number of directors from twelve to nine.

Section 3.01 of the Company’s Bylaws is amended to read as follows:

3.01           General Powers; Number and Classification.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The Articles of Incorporation provide that the Board of Directors shall consist of such number of members as these Bylaws may provide, but not less than seven.  Until this Bylaw is amended to provide for a different number, the number of directors constituting the whole Board of Directors shall be nine.  No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

As provided in the Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors.  The term of office of a director shall be three years.  The classes of directors shall be staggered so that each expires in succeeding years.  At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

The foregoing description of the Bylaws is qualified in its entirety by reference to the actual Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective July 19, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Margaret C. Kelsey
Margaret C. Kelsey
Vice President, General Counsel and Secretary

Date: July 25, 2012

Exhibit Index

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective July 19, 2012